Exhibit 99.1

Teradyne Announces First Quarter Results

BOSTON—(BUSINESS WIRE)—April 19, 2005—Teradyne, Inc. reported net orders of $340.7 million for the first quarter of 2005, an increase of 14% over the fourth quarter of 2004. Sales were $305.6 million for the quarter, a 19% decrease from the fourth quarter of 2004, and the company had a net loss of $52.6 million or $0.27 per share, compared to net income of $3.3 million or $0.02 per share in the previous quarter. The net loss for the first quarter of 2005 includes pre-tax restructuring and other charges of $10.6 million.

“Orders increased in the first quarter over the fourth quarter in what continues to be a performance-driven versus capacity-driven environment,” said Mike Bradley, Teradyne President and CEO. “The increase was fueled by our FLEX™ System-On-a-Chip family of testers, and improvements in our Connection Systems business.”

In the second quarter, the company’s guidance is for sales to be between $290 million and $320 million, with a loss per share between $0.24 and $0.35. This guidance includes pre-tax restructuring and other charges of $17 million.

Conference Call/Webcast

Teradyne will be conducting its conference call tomorrow, April 20, 2005, at 10:00 a.m. E.D.T. The call will be webcast at www.teradyne.com (click on “Investors”). A replay will be available via phone starting at Noon E.DT. and continuing through May 4, 2005. The replay may be accessed by calling 1-800-642-1687 in the US and Canada, or 706-645-9291 outside the US and Canada, and providing conference code 5307013, or by visiting www.teradyne.com and clicking on “Investors” for a link to the replay.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment and interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. In 2004, Teradyne had sales of $1.8 billion, and currently employs about 5,900 people worldwide. For more information, visit www.teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the US and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

This release contains statements regarding expected future revenues and earnings and future market conditions which are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Teradyne’s actual results to differ materially from those projected in the forward-looking statements. There can be no assurance that such estimates of future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions, including market demand for electronics and the current downturn in the semiconductor industry; reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the historically cyclical nature and volatility of the markets that Teradyne serves; war or the threat of terrorist attacks; disruptions or delays in Teradyne’s supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings including the timing, price and mix of new product acceptance; competitive pressures including new products, pricing and gross margin pressures; the effectiveness of our implementation of cost cutting and expense control measures, including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities; insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; the impact of our ability to manage the effects of past or future acquisitions or divestitures; any material litigation against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our issuance of $400 million aggregate principal amount of senior convertible notes in 2001; the availability of additional financing; Teradyne’s obligations in the event of a change of control; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally which include political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission including, but not limited to, Teradyne’s annual report on Form 10-K for the period ending December 31, 2004. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2005

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:
	4/3/05	4/4/04	12/31/04
Net Revenues	$305,581	430,603	$377,014
Cost of Revenues	216,441	254,628	244,200

Gross Profit	89,140	175,975	132,814
Operating Expenses:
Engineering and Development	64,240	64,694	63,149
Selling and Administrative	65,315	66,242	62,073
Restructuring and Other Charges (1)	10,628	130	5,123

Operating Expenses	140,183	131,066	130,345
(Loss)/Income From Operations	(51,043)	44,909	2,469
Interest Income	4,405	3,591	4,542
Interest Expense	(4,434)	(4,632)	(4,529)
Other Income and Expense, Net		851	1,259

(Loss)/Income Before Income Taxes	(51,072)	44,719	3,741
Income Tax Expense	1,500	4,472	393

Net (Loss)/Income	$(52,572)	$40,247	$3,348

(Loss)/Income per Common Share—Basic and Diluted:

Net (Loss)/Income per Common Share—Basic	$(0.27)	$0.21	$0.02

Shares used in calculation of Net (Loss)/Income per Common Share—Basic	195,619	193,852	194,199

Net (Loss)/Income per Common Share—Diluted	$(0.27)	$0.20	$0.02

Shares used in calculation of Net (Loss)/Income per Common Share—Diluted	195,619	199,893	195,982

Gross Orders	$341,986	$551,457	$297,730

Net Orders	$340,670	$551,240	$297,633

(1) Restructuring and Other Charges consists of:	4/3/05	4/4/04	12/31/04
Severance	7,083	(302)	3,558
Facility Related	2,536	935	1,052
Long-Lived Asset Impairment	595	(503)	851
Other	414	—	(338)

	10,628	130	5,123
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
		4/3/05	12/31/04
Assets
Cash and Cash Equivalents		$190,012	$209,147
Marketable Securities		47,455	75,431
Accounts Receivable		218,635	223,491
Inventories		256,578	262,996
Other Current Assets		40,412	34,761

		753,092	805,826
Net Property, Plant and Equipment		552,494	547,075
Long-term Marketable Securities		349,485	406,615
Goodwill		116,176	116,176
Intangible and Other Assets		44,368	46,870

		$1,815,615	$1,922,562

Liabilities
Notes Payable—Banks		$2,800	$4,826
Current Portion of Long-term Debt		310	321
Accounts Payable		72,297	62,006
Accrued Employees' Compensation and Withholdings		59,382	106,298
Deferred Revenue and Customer Advances		29,671	30,399
Other Accrued Liabilities		63,056	60,970
Income Taxes Payable		6,456	11,738

		233,972	276,558
Pension Liability		60,341	69,187
Other Long-term Liabilities		46,732	44,321
Convertible Senior Notes		371,500	391,500
Other Long-term Debt		7,310	7,432

		719,855	788,998
Shareholders' Equity		1,095,760	1,133,564

		$1,815,615	$1,922,562

For press releases and other information of interest to investors, please visit Teradyne's homepage on the World Wide Web at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Tom Newman, 617-422-2425
V.P. Corporate Investor Relations